UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7 2025

General Enterprise Ventures, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	000-56567	87-2765150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1740H Del Range Blvd, Suite 166

Cheyenne, WY 82009

(Address of principal executive offices) (zip code)

800-401-4535

(Registrant’s telephone number, including area code)

________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2025, the majority voting stockholder of General Enterprise Ventures, Inc. (the “Corporation”) approved the appointment of the following persons as members of the Board of Directors (the “Board”) of the Corporation, effective April 1, 2025:

Theodore Ralston
Jeffrey Pomerantz
John Costa

Mr. Theodore Ralston, (i) has a family relationship with one Officer (as defined herein) of the Corporation, Joshua Ralston, his son who is Vice President of Operations; (ii) is a party to related person transactions with the Corporation as provided in the Corporation’s most recent Form 10-K filed March 31, 2025; and (iii) has no arrangements or understandings with any other person pursuant to which he was appointed as a member of the Board of the Corporation.

Each of Mr. Pomerantz and Mr. Costs, (i) has no family relationship with any member of the Board or other Officer of the Corporation or any person nominated or chosen by the Corporation to become a member of the Board or other Officer; (ii) is not a party to any related person transaction with the Corporation; and (iii) has no arrangements or understandings with any other person pursuant to which he was appointed as a member of the Board of the Corporation.

On March 31, 2025, the Board of the Corporation approved the appointment of the following persons as officers (each, an “Officer” and collectively, the “Officers”) of the Corporation, effective April 1, 2025:

Theodore Ralston	President and Chief Executive Officer
Nanuk Warman	Secretary and Chief Financial Officer
Joshua Ralston	Vice President of Operations
Anthony Newton	General Counsel

Mr. Theodore Ralston, (i) has a family relationship with one Officer of the Corporation, Joshua Ralston, his son who is Vice President of Operations; (ii) is a party to related person transactions with the Corporation as provided in the Corporation’s most recent Form 10-K filed March 31, 2025; and (iii) has no arrangements or understandings with any other person pursuant to which he was appointed as an Officer of the Corporation.

Mr. Josuah Ralston, (i) has a family relationship with one member of the Board and an Officer of the Corporation, Thedore Ralston, his father who is a member of the Board, President and Chief Executive Officer; (ii) is not a party to any related person transaction with the Corporation; and (iii) has no arrangements or understandings with any other person pursuant to which he was appointed as an Officer of the Corporation.

Each of Mr. Warman and Mr. Newton, (i) has no family relationship with any member of the Board or other Officer of the Corporation or any person nominated or chosen by the Corporation to become a member of the Board or other Officer; (ii) is not a party to any related person transaction with the Corporation; and (iii) has no arrangements or understandings with any other person pursuant to which he was appointed as an Officer of the Corporation.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding, the formation of the Corporation, the expected benefits from the Corporation, and the investments related to the Corporation. You can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements use these words or expressions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The forward-looking statements in this Current Report on Form 8-K are based upon information available to us as of the date of this Current Report on Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Enterprise Ventures, Inc.

Date: April 7, 2025	By:	/s/ Theodore Ralston
Chief Executive Officer

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